SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cleantech Solutions International, Inc.

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CLEANTECH SOLUTIONS INTERNATIONAL, INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China 214181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 31, 2015

NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders of Cleantech Solutions International, Inc., a Nevada corporation, will be held at the offices of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, on Thursday, December 31, 2015, at 10:00 A.M. local time. At the meeting, you will be asked to vote on:

(1)        The election of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)        The transaction of such other and further business as may properly come before the meeting.

The board of directors has fixed the close of business on November 12, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, during the ten days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting.

By order of the Board of Directors Yan Hua Secretary

Wuxi, China

November 18, 2015

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the

2015 annual Meeting of Stockholders to be Held on December 31, 2015

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available on the Internet AT https://materials.proxyvote.com/18451N

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China 214181

PROXY STATEMENT

Annual Meeting of Stockholders

December 31, 2015

The accompanying proxy and this proxy statement have been prepared by our management for the board of directors. Your proxy is being solicited by the board of directors for use at the 2015 annual meeting of stockholders to be held at our offices, which are at No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, on Thursday, December 31, 2015 at 10:00 A.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about November 18, 2015. In this proxy statement, we refer to Cleantech Solutions International, Inc. as “we,” “us,” our” and word of similar import.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

●	The election of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

●	The transaction of such other and further business as may properly come before the meeting.

Who is soliciting your proxy?

Your proxy is being solicited by our board of directors.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on November 12, 2015, which is the record date for determining who is eligible to vote at the annual meeting. Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the record date, your shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are a “stockholder of record” who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the record date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the annual meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

 If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	for the election of Jianhua Wu, Fu Ren Chen, Xi Liu, Ming Zhao and Baowen Wang, who are the nominees of the board of directors, as directors;

●	according to their best judgment if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2) You may vote in person at the annual meeting. We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. If you hold your shares in street name, you may vote online in accordance with instructions provided by your broker.

How does the board of directors recommend that I vote?

The board of directors unanimously recommends that you vote in favor of the board of directors’ nominees for director as set forth in this proxy statement.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the election of the board of directors’ nominees for directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Empire Stock Transfer, Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV 89014.

Will my shares be voted if I do not provide my proxy?

If your shares are held in a brokerage account, they may be voted if you provide your broker with instructions as to how you want your shares voted. Your broker will send you instructions as to how you can vote shares that are held in your brokerage account. If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted either for the election of directors or any of the proposals being voted on at the meeting.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if one-third of our outstanding shares as of November 12, 2015, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, November 12, 2015, we had 3,943,986 shares of common stock outstanding. We will have a quorum if 1,314,662 shares of common stock are present and voting at the annual meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the five nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

How many votes are required to approve other matters that may come before the stockholders at the annual meeting?

An affirmative vote of a majority of the votes cast at the annual meeting is required for approval of all other items being submitted to the stockholders for their consideration.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the election of directors or the other proposals. Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum. However, since directors are elected by a plurality, and broker non-votes will not be voted for any nominees, as long as we have a quorum, including shares represented by broker non-votes, the five nominees for directors who receive the most votes will be elected.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We estimate our costs at approximately $15,000.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and file a current report on Form 8-K announcing the voting results of the annual meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Mr. Adam Wasserman, at (800) 867-0078 Ext 702 or email at adamw@cleantechsolutionsinternational.com, with any questions about proposals described in this proxy statement or how to execute your vote.

ELECTION OF DIRECTORS

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the Board. The size of the board for the ensuing year is five directors. Our nominating committee recommended, and our board of directors accepted the committee’s recommendation, that the directors named below be elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any shares represented by proxy will be voted for the substitute nominee, unless the board reduces the number of directors.

Four of our directors, Messrs. Jianhua Wu, Fu Ren Chen, Xi Liu and Ming Zhao (who is also known as Frank Zhao) were elected at the 2014 annual meeting of stockholders, for which we solicited proxies. Mr. Baowen Wang was nominated to fill the vacancy resulting from the resignation in November 2015 of Mr. Tianxiang Zhou.

The following table sets forth certain information concerning the board of directors’ nominees for directors:

Name	Age	Principal Occupation	Director Since
Jianhua Wu	60	Chairman of the board and chief executive officer of the Company	November 2007
Fu Ren Chen[1,2,3]	71	General manager and chairman of the board of WuXu City ZhengCheng Accounting Services Ltd.	July 2012
Xi Liu[1,2,3]	47	Purchasing and sourcing manager at WAM Bulk Handling Machinery (Shanghai) Co. Ltd.	November 2007
Baowen Wang	69	Senior engineer at the National 559th factory research center	--
Ming Zhao[1]	39	Chief financial officer of China Jo-Jo drugstores, Inc.	April 2014

[1]	Member of the audit committee.
[2]	Member of the compensation committee.
[3]	Member of the corporate governance/ nominating committee.

Jianhua Wu has been our chief executive officer, chairman and a director since the completion of the reverse acquisition in November 2007.  Mr. Wu founded our predecessor companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Power Equipment Co., Ltd., in 1995 and 2004, respectively, and was executive director and general manager of these companies prior to becoming our chief executive officer. Mr. Wu was nominated as a director because of his position as our chief executive officer. Mr. Wu is a certified mechanical engineer.

Fu Ren Chen is general manger and chairman of the board of WuXu City ZhengCheng Accounting Services, Ltd., a position he has held since February 2000. From 1990 until February 2000, Mr. Chen was accounting manager at Qian Zhou Agricultural Financial Co., Ltd. Mr. Chen is a certified public accountant in China. We nominated Mr. Chen as a director because we believe that his finance and accounting experience is important to us as we improve our financial accounting controls.

Xi Liu has an extensive material engineering background, being a 1989 graduate of Jiangsu University of Technology with a degree in metal material and heat treatment, and having been trained at the Volvo facilities in Penta, Sweden in 1999. Immediately after graduating from the university, Mr. Liu worked at China FAW Group Corporation, the oldest and one of largest Chinese automakers, as an engineer, before leaving in 2005 as an assistant manager in the Purchasing Department of the Wuxi Diesel Engine Works plant. He then joined WAM Bulk Handling Machinery (Shanghai) Co., Ltd., part of the Italian industrial giant WAMGROUP, as a purchasing and sourcing manager, which is his current position. Mr. Liu’s background in engineering and his practical industrial experience is important to us as we plan and develop our business.

Baowen Wang works as a senior engineer at the National 559th factory research center, a state-owned precision optical research center, a position he has held since 2005, when he retired as head of the Wuxi HuGuang Instrument Research Institute, a position has held from 1979 to 2005. Mr. Wang graduated from NanJing University, majoring in weather station and radar. Mr. Wang’s engineering background and his practical industrial are important qualifications for his service as a director. Mr. Wang served as a director from July 2012 until his resignation in April 2014.

Ming Zhao has been chief financial officer of China Jo-Jo Drugstores, Inc. since August 2011, having served as executive assistant to the chief executive officer and chief financial officer from September 2010 until July 2011.  From July 2006 until August 2010, Mr. Zhao was a senior auditor with Sherb & Co., LLP.  While at Sherb, Mr. Zhao was a senior auditor who worked on the audit of the Company’s financial statements.  From December 2002 to July 2003, Mr. Zhao worked as financial analyst at Microsoft Corporation. Mr. Zhao received a bachelor of accounting degree from Central University of Finance and Economics in Beijing, China in July 1999, and his master of Professional Accounting from the University of Washington in December 2002.  Mr. Zhao completed the course work for a PhD in accounting from Florida Atlantic University, but did not complete his dissertation. Mr. Zhao’s accounting experience is important to us for serving as the chairman of our audit committee.

Our directors are elected for a term of one year and until their successors are elected and qualified.

We are incorporated in Nevada and are subject to the provisions of the Nevada corporate law. Our articles of incorporation and by-laws provide that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by law. Our articles of incorporation also provide that, except as otherwise provided by law, no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Revised Statutes Section 78.7502 gives us broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Director Independence

We believe that four of our nominees for director, Fu Ren Chen, Xi Liu, Baowen Wang and Ming Zhao, are independent directors, pursuant to the Nasdaq definition of independence.  Our board has determined that Ming Zhao is an audit committee financial expert. Mr. Wu, our chairman and chief executive officer, is not an independent director.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our board of directors has three committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee is presently comprised of Ming Zhao, who is the chairman, Xi Liu and Fu Ren Chen.  The compensation committee is comprised of Fu Ren Chen and Tianxiang Zhou.   The corporate governance/nomination committee is comprised of Xi Liu, who is the chairman and Fu Ren Chen. Our 2010 long-term incentive plan is administered by the compensation committee. Until his resignation, Mr. Tianziang Zhou served as chairman of the compensation committee and a member of the corporate governance/nominating committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our board of directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available on our website at http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20audit%20committee%20charter%20(00172533).doc.

The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers.   The compensation committee has the authority to retain and obtain the advice of a compensation advisor, who could be a compensation consultant, legal counsel or other advisor, and to approve the fees and other retention terms of the compensation advisor. A copy of the compensation committee’s current charter is available on our website at http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20compensation%20committee%20charter%20 (00172534).doc.

The corporate governance/nominating committee will be involved evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the corporate governance/ nominating committee charter is available on our website at http://www.cleantechsolutionsinternational.com/Asl%20cleantech%20nominating-governance%20committee%20charter%20(00172535).doc.

The board and its committees held the following number of meetings during 2014:

Board of directors	4
Audit committee	4
Compensation committee	0
Nomination committee	0

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

Our non-management directors did not meet in executive session during 2014.

Compensation Committee Interlocks and Insider Participation

Aside from his service as director, no member of our compensation committee had any relationship with us as of December 31, 2014, and none of our executive officers served as a director or compensation committee member of another entity.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to our filings with the SEC.

Audit Committee Report*

The audit committee of the board is composed of three directors: Ming Zhao, as chairmen, Fu Ren Chen, and Xi Liu. Each of the audit committee members is “independent” as defined by the rules of the NASDAQ Stock Market. The board has adopted a written Audit Committee Charter. Mr. Zhao has served as a member of the audit committee since April 2014, and Mr. Chen was elected to the board in July 2012 and served as members of the audit committee commencing in July 2012. Mr. Liu has was elected to the board in 2007 and has served on the audit committee since 2008.

Management is responsible for our financial statements, financial reporting process and systems of internal accounting and financial reporting control. Our independent auditor is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The audit committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the board. The responsibilities of the audit committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The audit committee discussed with our independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of our accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee has discussed with the independent auditor, the auditor’s independence from us and our management, including the written disclosures and the letter submitted to the audit committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent auditor to the audit committee, the audit committee recommended (and the board approved) that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by:

Audit Committee of the Board of Directors

/s/ Fu Ren Chen

/s/ Xi Liu

/s/ Tianziang Zhou

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. During the year ended December 31, 2014, Mr. Wu, Mr. Zhao and Mr. Wasserman were late in the filing of one or more Form 3 or Form 4 filings.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the years ended December 31, 2014 and 2013 by each person who served as chief executive officer and chief financial officer. No other executive officer received compensation equal or exceeding $100,000.

Summary Annual Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jianhua Wu, chief executive officer (1)	2014 2013	32,556 28,241	0 0	110,600 102,250	0 0	143,156 130,491

Adam Wasserman,	2014	52,000	0	98,303	0	150,303
chief financial officer (2)	2013	52,000	0	103,332	0	144,332

(1)	Mr. Wu’s 2014 compensation consisted of salary of $32,556 and 20,000 shares of common stock, valued at $110,600. Mr. Wu’s 2013 compensation consisted of salary of $28,241and 25,000 shares of common stock, valued at $102,250.

(2)	Mr. Wasserman’s compensation is paid to CFO Oncall Inc. of which he serves as chief executive officer. Mr. Wasserman’s 2014 compensation included salary of $52,000 and 15,000 shares of common stock, valued at $98,303. Mr. Wasserman’s 2013 compensation included salary of $52,000 and 23,015 shares of common stock, valued at $103,332.

Employment Agreement

We have no employment agreements with any officer or director except for Adam Wasserman, our chief financial officer. Pursuant to an employment agreement dated December 10, 2012, Mr. Wasserman receives compensation at the annual rate of $52,000. Mr. Wasserman also received stock grants pursuant to the 2010 plan, as described in the Summary Annual Compensation Table. The agreement had an initial term commencing December 10, 2012 through March 31, 2014.

Directors’ Compensation

We do not have any agreements or formal plan for compensating our directors for their service in their capacity as directors, except that we have an agreement with Mr. Zhao pursuant to which we agreed to pay Mr. Zhao as compensation for services as s director during 2014, RMB 30,000 (approximately $4,850) and 3,500 shares of common stock. Our board may, in the future, award stock grants or options to purchase shares of common stock to our directors.

The following table provides information concerning the compensation of each member of our board of directors whose compensation is not included in the Summary Compensation Table for his or her services as a director and committee member for 2014. The value attributable to any stock grants is computed in accordance with ASC Topic 718.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Tianxiang Zhou (1)	$0	$0	$0
Xi Liu	$0	$0	$0
Baowen Wang (2)	$0	$0	$0
Ming Zhao (3)	$4,850	$19,355	$24,205

(1)    Mr. Zhou resigned as a director on November 10, 2015.

(2)    Mr. Wang, who is a nominee for director, resigned as a director on April 24, 2014.

(3)    Mr. Zhao has been a director since April 2014.

2010 Long-Term Incentive Plan

In January 2010, the board of directors adopted, and in March 2010, the stockholders approved the 2010 long-term incentive plan, covering 200,000 shares of common stock. In October 2013, the board of directors adopted and in December 2013, the stockholders approved, an amendment to the 2010 plan which increased the number of shares subject to the 2010 plan from 200,000 shares to 500,000 shares. The 2010 plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The 2010 plan is to be administered by a committee of not less than three directors, each of whom is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. The board has granted the compensation committee the authority to administer the 2010 plan. Members of the committee are not eligible for stock options or stock grants pursuant to the 2010 plan unless such stock options or stock grant are granted by a majority of our independent directors other than the proposed grantee. As of December 31, 2014, there were 256,509 shares of common stock available for issuance pursuant to the 2010 plan.

The following table sets forth information as options outstanding on December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares of Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Jianhua Wu	0	0	0	0	0	0	0	0	0
Adam Wasserman	0	0	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS.

The following table provides information as to shares of common stock beneficially owned as of November 12, 2015, by:

●	Each director and each nominee for election as a director;

●	Each current officer named in the summary compensation table;

●	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and

●	All directors and officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days of November 12, 2015. None of the individuals named in the table held any stock options.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Jianhua Wu CEO, President and Chairman (1)	1,137,659	28.8%
Lihua Tang (1)	1,137,659	28.8%
Maxworthy International Limited (1)	544,267	13.8%
Yunxia Ren (2)	327,274	8.3%
Haoyang Wu (2)	327,274	8.3%
Adam Wasserman (3)	41,186	1.0%
Xi Liu	0	*
Baowen Weng	0	*
Ming Zhao	7,500	*
Fu Ren Chen	0	*
All current officers and directors as a group (three persons owning stock)	1,186,345	30.1%

* less than 1%.

Unless otherwise noted, the business address of each of our directors and officers is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181.

(1)	Jianhua Wu and Lihua Tang, who are husband and wife, are majority stockholders of Maxworthy International Ltd. Mr. Wu is also managing director of Maxworthy. The shares reflected as being owned by Mr. Wu and Ms. Tang represent (i) 544,267 shares owned by Maxworthy and (ii) 360,917 shares owned by Mr. Wu and (iii) 232,475 shares owned by Ms. Tang. Each of Mr. Wu and Ms. Tang disclaims beneficial ownership in the shares of beneficially owned by the other. The address for Maxworthy is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(2)	Yunxia Ren and Haoyang Wu are the daughter-in-law and son of Jianhua Wu and Lihua Tang. Ms. Ren owns 259,022 shares of common stock and Mr. Wu owns 68,252 shares of common stock. Each of Ms. Ren and Mr. Wu disclaims ownership of the shares owned by the other. Their address is No. 25 Jin Xiu Second Village, Qianzhou Town Huishan District, Wuxi City, Jiangsu Province, PRC.

(3)	Mr. Wasserman owns 41,186 shares directly.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Jianhua Wu	60	Chief executive officer
Adam Wasserman	51	Chief financial officer

All of our officers serve at the pleasure of the board of directors. Mr. Wu is also a director. See “Election of Directors” for information concerning Mr. Wu.

Adam Wasserman has been our chief financial officer since December 10, 2012. Mr. Wasserman served as our vice president of financial reporting from 2008 until his appointment as chief financial officer in December 2012. Mr. Wasserman is chief executive officer for CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), in both of which he is the controlling stockholder. CFO Oncall provides chief financial officer services to various companies. Currently, Mr. Wasserman also serves as the chief financial officer of Legacy Xchange, Inc, a position he has held since November, 2014, Pen Inc. since January 2015, and Point Capital, Inc since July 2015. Mr. Wasserman also served as chief financial officer for other companies all under the terms of consulting agreements with CFO Oncall. Mr. Wasserman holds a bachelor of science in accounting from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants.

FINANCIAL STATEMENTS

Our audited financial statements, which include our consolidated balance sheets at December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2014, and the notes to our consolidated financial statements, are included in our Form 10-K for the year ended December 31, 2014. A copy of our Form 10-K for the year ended December 31, 2014, either accompanied or preceded the delivery of this proxy statement.

Copies of our Form 10-K for the year ended December 31, 2014 may be obtained without charge by writing to Yan Hua, Secretary, Cleantech Solutions International, Inc., No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. Copies of our Form 10-K are available on our website at http://www.cleantechsolutionsinternational.com/sec.php?qm_page=57859. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov

OTHER MATTERS

Other Matters to be Submitted

Our board of directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2016 Annual Meeting

Proposals of stockholders intended to be presented at the 2016 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than March 31, 2016 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than April 15, 2016. If notice of any stockholder proposal is received after April 15, 2016, then the notice will be considered untimely and we are not required to present such proposal at the 2015 annual meeting. If the board of directors chooses to present a proposal submitted after April 15, 2016 at the 2016 annual meeting, then the persons named in proxies solicited by the board of directors for the 2016 annual meeting may exercise discretionary voting power with respect to such proposal.

November 18, 2015	By	Order of the Board of Directors
Jianhua Wu
Chief Executive Officer

PROXY

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

2015 Annual Meeting of Stockholders – December 31, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jianhua Wu and Adam Wasserman , with full power of substitution or revocation, proxies for the undersigned, to vote at the 2015 Annual Meeting of Stockholders of Cleantech Solutions International, Inc. (the “Company”), to be held at 10:00 a.m., local time, on Thursday, December 31, 2015, at the offices of the Company, No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, People’s Republic of China 214181, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(1) To elect the following five (5) directors:

Jianhua Wu, Fu Ren Chen, Xi Liu, Baowen Wang, and Ming Zhao

☐ FOR all nominees listed above (except as marked to the contrary below).

☐ Withhold authority to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name below.

(2) In their discretion, upon the transaction of such other business as may properly come before the annual meeting;

all as set forth in the Proxy Statement, dated November 18, 2015.

The shares represented by this proxy will be voted on Item 1 as directed by the stockholder, but if no direction is indicated, will be voted FOR Item 1.

If you plan to attend the meeting please indicate below:

I plan to attend the meeting |_|

Dated: _________________________, 2015

Address, if changed since last proxy: ____________________________________ ____________________________________ ____________________________________

(Signature(s))

(Print Name)

Please sign and print exactly as name(s) appear

hereon. When signing as attorney,

executor, administrator, trustee or

guardian, please give full title as such.

Please date, sign and mail this proxy in

the enclosed envelope, which requires no

postage if mailed in the United States.